Exhibit 2.1

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

This Amendment No. 1, dated as of January 4, 2023 (this “Amendment”), (i) is entered into by and among European Lithium Limited, an Australian Public Company limited by shares, and the holder of all of the issued Company Ordinary Shares (“EUR”), European Lithium AT (Investments) Limited, a BVI business company incorporated in the British Virgin Islands and a direct, wholly-owned subsidiary of EUR (the “Company”), Critical Metals Corp., a BVI business company incorporated in the British Virgin Islands (“PubCo”), Project Wolf Merger Sub Inc., a Delaware corporation and a direct, wholly-owned subsidiary of PubCo (“Merger Sub”) and Sizzle Acquisition Corp., a Delaware corporation (“SPAC”), and (ii) amends the Agreement and Plan of Merger, dated as of October 24, 2022, by and among EUR, the Company, PubCo, Merger Sub and SPAC (the “Merger Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Merger Agreement.

RECITALS

WHEREAS, the parties to the Merger Agreement desire to amend the Merger Agreement in the manner set forth below; and

WHEREAS, pursuant to Section 12.13 of the Merger Agreement, the Merger Agreement may be amended at any time by execution of an instrument in writing signed on behalf of EUR, the Company, PubCo, Merger Sub and SPAC.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, intending to be legally bound hereby, it is hereby agreed as follows:

1.	Amendment to Section 12.11. Section 12.11 of the Merger Agreement is hereby amended and restated as follows:

Except with respect to SPAC Expense Reimbursement or Company Expense Reimbursement as expressly set forth in Section 11.2 and with respect to any amounts payable in accordance with Section 8.3(c), each Party will pay its own costs and expenses incurred in anticipation of, relating to and in connection with the negotiation and execution of this Agreement and the other Transaction Agreements and the consummation of the Transactions; provided that all fees in connection with any antitrust or regulatory filings made prior to the Closing, including any filing fee to ASX, and all registration fees or filing fees payable to the SEC, Nasdaq or any other Governmental Entity, in each case of the foregoing in connection with the Transactions, will be borne by SPAC ; provided further that if the Transactions are consummated, PubCo shall be responsible for all SPAC Transaction Expenses and Company Transaction Expenses and shall reimburse EUR for all Company Transaction Expenses incurred or paid prior to the Closing.

2.	Confirmation of Other Provisions. Except as expressly modified or amended herein, all other terms and provisions of the Merger Agreement remain unchanged and shall continue in full force and effect. This Amendment, along with the Merger Agreement, constitute the full and entire understanding and agreement among the Parties with regard to the subject matter hereof and thereof.

3.	Incorporation by Reference. Each of Section 12.2 (Interpretation), Section 12.3 (Counterparts; Electronic Delivery), Section 12.6 (Severability), Section 12.8 (Governing Law), Section 12.9 (Consent to Jurisdiction; Waiver of Jury Trial), Section 12.10 (Rules of Construction), Section 12.12 (Assignment) and Section 12.14 (Extension; Waiver) of the Merger Agreement are hereby incorporated by reference, mutatis mutandis.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

COMPANY:

EUROPEAN LITHIUM AT (INVESTMENTS) LTD

By:	/s/ Malcolm Raymond Day
Name:	Malcolm Raymond Day
Title:	Director

By:	/s/ Antony William Paul Sage
Name:	Antony William Paul Sage
Title:	Director

EUR

EXECUTED by EUROPEAN LITHIUM LIMITED (ACN 141 450 624) in accordance with the requirements of section 127 of the Corporations Act 2001 (Cth) by:

By:	/s/ Tony Sage
Name:	Tony Sage
Title:	Executive Chairman

By:	/s/ Melissa Chapman
Name:	Melissa Chapman
Title:	Company Secretary

PUBCO

CRITICAL METALS CORP.

By:	/s/ Michael John Hanson
Name:	Michael John Hanson
Title:	Authorized Person

MERGER SUB

PROJECT WOLF MERGER SUB INC.

By:	/s/ Michael John Hanson
Name:	Michael John Hanson
Title:	Authorized Person

SPAC

SIZZLE ACQUISTION CORP.

By:	/s/ Steve Salis
Name:	Steve Salis
Title:	Chief Executive Officer